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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) DECEMBER 22, 1998


                         IMPAC MORTGAGE HOLDINGS, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
                           MARYLAND                                                    33-0675505
  (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)        (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
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         20371 IRVINE AVENUE
    SANTA ANA HEIGHTS, CALIFORNIA                           92707
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                   ISSUER'S TELEPHONE NUMBER: (714) 556-0122


               _________________________________________________
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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Item 5.   Other Events

          On December 22, 1998, Impac Mortgage Holdings, Inc. (the "Registrant") issued a press release (a) announcing the signing of a letter of intent to acquire a California federally insured thrift and loan charter, (b) announcing completion of the sale of 1,200,000 shares of Series B 10.5% Cumulative Convertible Preferred Stock for gross proceeds of $30 million, (c) announcing the execution of a term sheet for a master agreement to sell future mortgage loan production to a major institutional investor over the next year, (d) reporting that the Company estimates no earnings or a slight loss for the quarter ended December 31, 1998, and (e) announcing an amendment to the Rights Agreement dated as of October 7, 1998 between the Company and BankBoston, N.A. A copy of the press release is attached as Exhibit 99 to this Form 8-K and is incorporated herein by reference.

     On December 22, 1998, the Registrant also announced that the payment date for the third quarter dividend will be January 6, 1999. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 7.   Financial Statements and Exhibits

          (c)    Exhibits

          99     Press Release dated December 22, 1998.

          99.1   Press Release dated December 22, 1998.


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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 23, 1998

                                    IMPAC MORTGAGE HOLDINGS, INC.


                                    BY:  /s/ Richard Johnson
                                         --------------------------------
                                         Richard Johnson
                                         Executive Vice President Finance
                                         and Chief Financial Officer

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